Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Prospectus and the incorporation by reference in Registration Statement (Form S-3, dated October 5, 2018) and related Prospectus of Allegiant Travel Company of our report dated February 22, 2016, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Las Vegas, Nevada
October 5, 2018